Exhibit 1

Underwriting Agreement

          , 2007
ThinkEquity Partners LLC
Feltl and Company, Inc., d/b/a Feltl and Company
As Representatives of the several Underwriters
c/o ThinkEquity Partners LLC
600 Montgomery Street
San Francisco, CA 94111

Ladies and Gentlemen:

Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several underwriters named in Exhibit A hereto (the “Underwriters”) an aggregate of 3,000,000 shares of its common stock, $.01 par value per share (the “Common Stock”), and the selling shareholder identified on Exhibit B hereto (the “Selling Shareholders”) propose to sell to the Underwriters an aggregate of 1,000,000 shares of Common Stock. The 3,000,000 shares of Common Stock to be sold by the Company and the 1,000,000 shares of Common Stock to be sold by the Selling Shareholders are collectively called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 600,000 shares of Common Stock (the “Optional Shares”), as provided in Section 2 of this Underwriting Agreement (this “Agreement”). The Firm Shares and any Optional Shares purchased by the Underwriters are collectively called the “Offered Shares.” ThinkEquity Partners LLC, a Delaware limited liability company (“ThinkEquity”) and Feltl and Company, Inc., d/b/a Feltl and Company, a Minnesota corporation (“Feltl”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (File No. 333-142999), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the “Prospectus.” All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(l) of this Agreement.

The Company and the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

1. Representations and Warranties.

A. Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each of the Underwriters that:

(a) Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus, complied or will comply in all material respects with the applicable provisions of the Securities Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the applicable provisions of the Securities Act and did not and will not, through the date of any Option Closing Date (as defined below) and completion of the Underwriters’ distribution of the Offered Shares, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and any prospectus included within the Disclosure Package (as defined below), each as amended or supplemented, as of the Initial Sale Time (as defined below), as of the First Closing Date (as defined below) or any Option Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(b) below. There are no agreements or understandings (including those that have not been reduced to writing) or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required

(b) Offering Materials Furnished to the Underwriter.  The Company has delivered to each of the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Disclosure Package.  The term “Disclosure Package” shall mean, collectively, (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule 1 hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of  :   [am][pm] (Eastern time) on the date of this Agreement is referred to herein as the “Initial Sale Time”.

(d) Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 9(b) hereof.

(e) Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of any Option Closing Date and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule 1 hereto or the Registration Statement.

(f) The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and its Subsidiaries (as defined below) enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g) Authorization of the Offered Shares.  The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(h) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Shares.

(i) No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in writing prior to the date of this Agreement, and, if requested in writing by the Representatives, copies of such written waivers have been furnished to the Representatives.

(j) No Material Adverse Change.  Except as otherwise expressly disclosed or described in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no adverse change, or any development that could reasonably be expected to result in an adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company that is, individually or in the aggregate, material to the Company, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect is called a “Material Adverse Change”); (ii) the Company and any Subsidiaries, considered as one entity, have neither incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock, nor is there any agreement or understanding with respect to the same.

(k) Independent Accountants.  Virchow, Krause & Company, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of Regulation S-X issued under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as required under the Securities Act and the Exchange Act.

(l) Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth under the captions “Prospectus Summary — Summary of Selected Financial Information,” “Capitalization,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the preliminary prospectus included the Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement.

(m) Incorporation and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Subsidiaries issued to the Company has been duly authorized and validly issued, is fully paid and nonassessable, and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except are described in the Disclosure Package and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement (the “Subsidiaries”), and has not, either directly and indirectly, held either beneficially or of record any capital stock or other securities with equity features of any entity other than the Subsidiaries. None of the Subsidiaries have any assets or liabilities (contingent or otherwise) that are material to the Company.

(n) Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Listing; Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq Capital Market tier of the NASDAQ Stock Market, LLC and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market, LLC, nor has the Company received any notification that the Commission or the NASDAQ Stock Market, LLC is contemplating terminating such registration or listing.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its Subsidiaries is (i) in violation or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or bylaws, (ii) is in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or bylaws of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events (as defined below), liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material

Adverse Change, and (iii) will not result in any violation of any law, regulation, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company or its Subsidiaries and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”), and (B) such consents, approvals, authorizations, orders, registrations or qualifications that, if not obtained or made, would not individually or in the aggregate result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(q) No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer, director or employee of, or property owned or leased by, any of the Company or its Subsidiaries, (iii) relating to environmental or discrimination matters, where in any such case any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or by the Prospectus. No labor problem or dispute with the employees of the Company or any of its Subsidiaries or with the employees of any third party, with whom the Company or its Subsidiaries has a material relationship, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r) Intellectual Property Rights.  The Company and its Subsidiaries own or possess valid and enforceable licenses or other rights to use all trademarks, trade names, service marks, patent rights (including all patents and patent applications), copyrights, domain names, licenses, approvals, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, trade secrets, technologies, proprietary techniques (including processes and substances) and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as currently contemplated to be conducted as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all liens, claims and encumbrances, other than as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to own or have such rights would not, individually or in the aggregate, have a material adverse effect on such conduct of the business or on the assets, liabilities, financial condition, results of operations and prospects of the Company and its Subsidiaries; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Other than as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) there are no third parties who, to the Company’s knowledge, have any rights in the Intellectual Property Rights that could preclude the Company and its Subsidiaries from conducting their business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) there are no pending or, to the best knowledge of the Company, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or any of its Subsidiaries (or if the Intellectual Property Rights are licensed to the Company or any of its Subsidiaries, the licensor thereof) in any Intellectual Property owned or licensed to the Company and its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries nor (if the Intellectual Property Rights are licensed to the Company and its Subsidiaries) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between any of the Company and its Subsidiaries and any licensor with respect to any Intellectual Property Right. The Company and its Subsidiaries have taken all steps necessary or appropriate to protect, maintain and safeguard the Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity and has entered into appropriate and enforceable (i) nondisclosure and confidentiality agreements, (ii) invention assignment and other assignment agreements with all current employees and contractors, and all past employees and contractors to the extent necessary to so protect, maintain and safeguard the Intellectual Property Rights, and (iii) has made appropriate filings and registrations in connection with the foregoing.

(s) Title to Properties.  The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as expressly described in the Disclosure Package and the Prospectus or such as (i) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries, or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or its Subsidiaries are held under valid and enforceable leases, with such exceptions as (i) are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its Subsidiaries, or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Tax Law Compliance.  Each of the Company and its Subsidiaries have filed all necessary federal, state and foreign income, employment and franchise tax returns and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its Subsidiaries has not been finally determined.

(u) Company Not an “Investment Company.”  The Company has been advised by its legal counsel of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Shares and application of the proceeds thereof contemplated under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Insurance.  Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and surety bonds insuring the Company or its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.

(w) No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on The Nasdaq Capital Market tier of the NASDAQ Stock Market, LLC in accordance with Regulation M under the Exchange Act.

(x) Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and the directors, officers, employees, contractors, stockholders, customers, distributors or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Disclosure Package and the Prospectus and that is not so described.

(y) Disclosure Controls and Procedures.  The Company has established and will maintain disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e)under the Exchange Act), which (i) are designed to ensure that information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(z) No Unlawful Contributions or Other Payments.  Neither the Company nor its Subsidiaries nor, to the best of the Company’s knowledge, any director, officer, employee, agent, contractor, distributor or other persons acting on behalf of any of the Company or its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus.

(aa) Company’s Accounting System.  The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transaction in, and the dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and its Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has no “off-balance sheet arrangements,” as that term is defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act and the Exchange Act.

(bb) Compliance with Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its Subsidiaries have received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law; (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its

Subsidiaries has retained or assumed either contractually or by operation of law, and neither the Company nor its Subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(cc) ERISA Compliance.  The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and its Subsidiaries, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company and its Subsidiaries are a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates. No “employee benefit plan’ established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor its Subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd) Brokers.  Other than as required by the terms of this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiaries any brokerage or finder’s fee or other fee, commission or performance-based compensation as a result of any transactions contemplated by this Agreement.

(ee) No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Company or its Subsidiaries to, or for the benefit of, any of the officers, directors, employees or consultants of any of the Company or its Subsidiaries.

(ff) Compliance with Laws.  Except as expressly described in the Registration Statement, the Disclosure Package and the Prospectus, the Company: (i) is in full compliance with all statutes, rules, regulations, permits, licenses, authorizations, ordinances, orders, decrees and guidances issued by the applicable federal, state, local or foreign governmental or self-regulatory agencies or bodies having authority over the Company or its Subsidiaries (“Governmental Authority”) applicable to the conduct of its business as described under “BUSINESS — General — Business Strategy — The Ronincast Solution — Our Markets — Our Customers — Product Description — Our Suppliers — Agreement with Marshall Special Assets Group, Inc. — Services” (“Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change; (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, registrations, authorizations, permits, orders and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations required for the conduct of its business and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations, except for any failure to possess or violation of any Authorization as would not, individually or in the aggregate, result in a Material Adverse Change; (iv) has not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company operation or activity is in violation of any Applicable Laws or Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by all Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except for any failure to file, obtain, maintain, or submit, and any failure to be complete and correct as would not result, individually or in the aggregate, in a Material Adverse Change; and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, post-sale warning or other notice or action relating to an alleged lack of efficacy of any product, any alleged product defect, or violation on any Applicable Laws or Authorizations; the Company is not aware of any facts that would cause the Company to initiate any such notice or action; and the Company does not have any knowledge or reason to believe that any Governmental Authority or third party intends to initiate any such notice or action.

(gg) Nasdaq Governance Rules.  The Company has duly adopted organizational structures and policies sufficient to comply with the requirements of The NASDAQ Stock Market LLC corporate governance rules in effect as of the date hereof and as may be proposed to be amended in accordance with any proposed rules of The NASDAQ Stock Market LLC published for comment as of the date hereof.

(hh) Patent Filings.  The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) all patent applications owned by the Company (the “Company Patent Applications”). The Company has complied, or is in the process of complying, with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called or being called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to, and complete ownership of, the Company Patent Applications.

(ii) Suppliers.  No supplier of products to the Company has ceased shipments to the Company or indicated, to the Company’s best knowledge, an interest in decreasing or ceasing its sales to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, individually or in the aggregate, result in a Material Adverse Change.

(jj) Statistical and Market Data.  The scientific, statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately based on or derived from sources that are credible and generally recognized as authoritative in the Company’s industry.

(kk) MD&A.  There are no transactions, arrangements or other relationships that are required to be disclosed in the Disclosure Package and the Prospectus by the Commission’s “Statement About Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are not so disclosed or described as required.

(ll) Sarbanes-Oxley Act.  The Company is in material compliance with all applicable provisions of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are affective and applicable to the Company.

(mm) Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company and its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(nn) Sanctions by OFAC.  Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and

the Company and its Subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) No Issuance of Securities.  Except as expressly disclosed or described in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Disclosure Package and the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(pp) Lock-Up Agreements.  All of the lock-up agreements described in Section 6(j) hereof are in full force and effect.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder severally represents, warrants and covenants to each of the Underwriters that:

(a) The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Power of Attorney.  The Power of Attorney of such Selling Shareholder appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Disclosure Package and the Prospectus (the “Power of Attorney”) has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Title to Offered Shares to be Sold.  Such Selling Shareholder has, and on the First Closing Date will have, good and valid title to all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Offered Shares to be Sold.  Delivery of the Offered Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement or the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights.  Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or the other Selling Shareholder to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof or as have been described in the Registration Statement and Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those disclosed in the Registration Statement and the Prospectus.

(g) No Further Consents, etc.  Except for such consents, approvals and waivers which have been obtained by such Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(h) Disclosure Made by such Selling Shareholder in the Prospectus.  All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Disclosure Package and the Prospectus is, and on the First Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder’s name in the Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Offered Shares).

(i) No Price Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j) No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Shareholder of the Offered Shares.

(k) Distribution of Offering Materials by the Selling Shareholders.  Such Selling Shareholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Disclosure Package, the Prospectus or the Registration Statement or other materials, if any, permitted by the Securities Act.

(l) Confirmation of Company Representations and Warranties.  Such Selling Shareholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and is not prompted to sell any of the Offered Shares by any material information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

Such Selling Shareholder acknowledges that the Underwriters and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares.  Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 3,000,000 Firm Shares and (ii) the Selling Shareholders agree to transfer and sell to the several Underwriters an aggregate of 1,000,000 Firm Shares, with each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of Firm Shares set forth opposite such Underwriter’s name on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $      per share.

(b) The First Closing Date.  Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Maslon Edelman Borman & Brand, LLP, 90 South 7th Street, Suite 3300, Minneapolis, Minnesota 55402 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. Minneapolis, Minnesota time, on          , 2007, or such other time as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 7.

(c) The Optional Shares; the Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 600,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares.  The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares.  Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by each Selling Shareholder shall be made at the First Closing Date by wire transfer of immediately available funds to the order of such Selling Shareholder.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept issuance, transfer and delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of ThinkEquity and Feltl, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder’s obligations hereunder.

(f) Delivery of the Offered Shares.  The Company shall issue and the Selling Shareholder shall transfer the Firm Shares, and each shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also issue the Optional Shares and deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from it at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), (i) the Selling Shareholder shall deliver to the transfer agent and registrar of the Common Stock (the “Transfer Agent”) any certificates evidencing shares of Common Stock (to the extent that the Transfer Agent requires delivery of such certificates) necessary to cause the Transfer Agent to arrange for the transfer and delivery of the Offered Shares in accordance with the provisions of this Section 2(f) and authorize and instruct the Transfer Agent to cancel any such certificates, and (ii) each of the Company and the Selling Shareholder shall authorize the Transfer Agent to arrange for the issuance, transfer and delivery of the Offered Shares in accordance with the provisions of this Section 2(f). The Offered Shares shall be registered in such names and denominations as the Representatives shall have agreed upon and requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriter.  Not later than 12:00 p.m. (Minneapolis, Minnesota time) on the second business day, or such shorter period as may be required by law, following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as shall be agreed upon and requested by the Representatives.

3. Additional Covenants.

A. Covenants of the Company.  The Company further covenants and agrees with the Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the Initial Sale Time and ending on the later of the First Closing Date or such other date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Representatives, provided that such consent shall not be unreasonably withheld.

(b) Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable the Securities Act or the Exchange Act, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law. Neither the consent of the Representatives to, or delivery to the Representatives of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(c) or under Section 6.

(d) Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1 hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e) Copies of the Registration Statement and the Prospectus.  The Company will furnish, without charge, to the Representatives signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments or supplements thereto and the Disclosure Package as the Representatives may reasonably request.

(f) Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds.  The Company shall apply the proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(h) Transfer Agent.  The Company shall engage and maintain, at its expense, an independent, qualified and experienced registrar and transfer agent for the Common Stock.

(i) Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2007, that satisfies the provisions of Section 11(a) of the, and Rule 158 under the, Securities Act.

(j) Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and The NASDAQ Stock Market LLC all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall timely report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(k) Listing.  The Company will take such steps as may be required to cause, subject to notice of issuance, the Offered Shares to be listed on The NASDAQ Stock Market LLC, and will comply with the corporate governance or similar rules of The NASDAQ Stock Market LLC.

(l) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters and the other Underwriters to offerees and purchasers of the Offered Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have access to the Prospectus at a future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(m) Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, (the “Lock-up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the Company’s intention to do any of the foregoing; provided, however,  that the Company may issue shares of its Common Stock or options or other awards to purchase its Common Stock, or Common Stock upon the exercise of options, warrants or convertible securities, pursuant to any stock option, stock bonus or other incentive plan or other arrangement described in the Prospectus, but only if the holders of such shares, options or other awards, or shares issued upon exercise of such options, warrants or convertible securities agree in writing not to sell, offer, dispose of or otherwise transfer any such shares, options or warrants during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives). Notwithstanding the restrictions set forth above in this Section 3A(m), the Company shall be permitted to file a registration statement on Form S-8 on which it registers shares of its Common Stock reserved for issuance pursuant to outstanding options and warrants issued to present or former employees or directors of the Company or under the Company’s equity incentive plan and non-employee director stock option plan, as disclosed in the Prospectus, and shall be permitted to issue shares of Common Stock upon the exercise of options, warrants or other convertible securities outstanding on the date hereof and disclosed in the Prospectus.

Notwithstanding the foregoing, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in this clause shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless the Representatives waive such extension. The Company will provide the Representatives and each individual subject to the 180-day restricted period pursuant to the lock-up agreements described in Section 3(B)(a) with prior written notice of any such announcement that gives rise to an extension of the Lock-Up Period or such180-day restricted period.

(n) Compliance with Sarbanes-Oxley Act.  During the Prospectus Delivery Period, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o) Future Reports to the Underwriter.  For a period of five years following the date of the Prospectus, the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the filing of such reports and communications with the Commission through the EDGAR system shall satisfy the requirements of this Section 3(o).

(p) Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares, in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(q) No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(r) Existing Lock-Up Agreements.  The Company will pay all reasonable expenses incurred by the Representatives in connection with strictly enforcing all agreements between the Representatives and each director, officer and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the public offering contemplated by this Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company.

(s) Company Trademarks.  Upon written request of any of the Underwriters, the Company shall furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, both for use on the Underwriter’s website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Offered Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, the Underwriter shall comply with all trademark, trade name, and service mark notice markings required by the Company and shall not use the marks in any manner that adversely reflects upon the image or quality of the

Company. The License is granted without any fee, the License is non-exclusive, and the License may not be assigned, transferred or sub-licenses by the Underwriter.

B. Covenants of the Selling Shareholders.  Each Selling Shareholder further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares.  Such Selling Shareholder will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the such Selling Shareholder, or publicly announce such Selling Shareholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (i) the sale of Offered Shares to the Underwriters pursuant to this Agreement, (ii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the offering contemplated by this Agreement, (iii) the transfer of any or all of the shares of Common Stock owned by such Selling Shareholder as a bona fide gift or gifts; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Section 3(B)(a), and there shall be no further transfer of such shares except in accordance with this Section 3(B)(a) and (iv) the transfer of any or all of the shares of Common Stock owned by such Selling Shareholder as a distribution to its shareholders or members; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Section 3(B)(a), and there shall be no further transfer of such shares except in accordance with this Section 3(B)(a). Notwithstanding the foregoing, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in this clause shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless the Representatives waive such extension.

(b) No Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Shareholder will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the offering of the Offered Shares. If the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), such Selling Shareholder will, and will use reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(c) Delivery of Reporting Documentation.  To deliver to the Representatives prior to the First Closing Date properly completed and executed United States Treasury Department Forms or such other documentation reasonably requested by the Representatives for the purposes of satisfying any applicable obligations to report the transactions contemplated by this Agreement with Governmental Authorities.

C. Waiver of Performance.  Upon agreement of the Representatives, the Representatives may, on behalf of the several Underwriters, in their sole discretion, waive in writing the performance by the Company or the Selling Shareholders of any one or more of the foregoing covenants.

4. Covenant of the Underwriter.  The Representatives certify to and covenant with the Company that they have not and will not use, authorize use of, refer to, or participate in the planning for use of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus, (ii) any Issuer Free Writing Prospectus identified on Schedule 1, or (iii) any free writing prospectus prepared by the Representatives and approved by the Company in advance in writing.

5. Payment of Expenses.

(a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including, without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes imposed on the Company in connection with the issuance and sale by the Company of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus, the Prospectus and any Prospectus wrapper, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, and reasonable attorneys’ fees and expenses incurred by the Company and the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or any foreign jurisdiction, and preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with including the Offered Shares on The NASDAQ Stock Market LLC, (ix) all other fees, costs and expenses referred to in Item 25 of Part II of the Registration Statement, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or the Underwriters (with the Company’s prior consent which shall not unreasonably be withheld) in connection with the road show presentations, lodging expenses of the Underwriter and officers of the Company and any such consultants, and all transportation expenses, in connection with the road show, (xi) a nonaccountable expense allowance payable to the Underwriters equal to one percent (1%) of the public offering price of the Firm Shares payable on the First Closing Date, less the refundable $50,000 deposit already paid by the Company to the Representatives, (xii) the reasonable fees and expenses of the Underwriters in connection with due diligence meetings with the investment community, and (xiii) in addition to the fees and expenses of counsel to the Underwriters specifically identified above in this Section 5(a), all other reasonable fees and expenses of such counsel incurred incident to and in connection with the performance of the Underwriting obligations under and the transactions contemplated by this Agreement; provided, however, that the fees and expenses required to be paid by the Company under subsections 5(a)(xii) and (xiii) above shall not exceed $50,000 in the aggregate. Except as otherwise provided in this Agreement, the Underwriters shall pay their own respective expenses, including the fees and disbursements of their legal counsel.

6. Conditions of the Obligations of the Underwriter.  The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, any Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of any Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Virchow, Krause & Company, LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to

Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD.  For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, any Option Closing Date:

(i) the Company, if required, shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change.  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, any Option Closing Date: (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change, and (ii) there shall not have been any change or decrease specified in the letter referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Registration Statement and the Prospectus.

(d) Opinion of Counsel for the Company.  On each of the First Closing Date and any Option Closing Date, the Representatives shall have received the favorable opinion of Briggs and Morgan, P.A., counsel for the Company, dated as of such closing date, in form and substance satisfactory to the Representatives, the form of which is attached as Exhibit A.

(e) Opinion of Counsel for the Underwriter.  On each of the First Closing Date and any Option Closing Date, the Representatives shall have received the favorable opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Underwriters, dated as of such closing date in a form satisfactory to the Representatives.

(f) Officers’ Certificate.  On each of the First Closing Date and any Option Closing Date, the Representatives shall have received the written certificates executed by the Chairman, President and Chief Executive Officer of the Company and the Executive Vice President and Chief Financial Officer of the Company and the Vice President and Controller of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Sections 1A and 3A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such closing date;

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date; and

(iv) (A) any financial projections presented to the Representatives for their review were prepared in good faith and represent the Company management’s best estimate of the Company’s financial condition following the First Closing Date; and (B) the net proceeds to be derived from the offering that is the subject hereof are sufficient to fund the Company’s operations for at least twelve (12) months following the First Closing Date.

(g) Secretary’s Certificate.  On each of the First Closing Date and any Option Closing Date, the Representatives shall have received the written certificates executed by the Secretary of the Company, dated as of such closing date, in form and substance satisfactory to the Representatives, certifying as to (i) the incumbency and the signatures of those officers of the Company executing this Agreement and such other certificates or documents contemplated under this Agreement, (ii) the charter or bylaws of the Company, and (iii) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and such other certificates or documents contemplated under this Agreement, a copy of such resolutions to be attached to said certificate.

(h) Good Standing.  The Representatives shall have received on and as of the First Closing Date or any Option Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Company and its Subsidiaries in the jurisdiction of their respective organization and their good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form from the appropriate Governmental Authorities of such jurisdictions.

(i) Bring-down Comfort Letter.  On each of the First Closing Date and any Second Closing Date, the Representatives shall have received from Virchow, Krause & Company, LLP, as the independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Representatives to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and any Option Closing Date, if applicable.

(j) Lock-Up Agreement from Certain Securityholders of the Company other than the Selling Shareholder.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto, or in such other form that is satisfactory to the Representatives, from each director and officer of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and any Option Closing Date.

(k) Opinion of Counsel for the Selling Shareholders.  On each of the First Closing Date, the Representatives shall have received the opinion of Larry B. Leventhal, counsel for the Selling Shareholders, dated as of such First Closing Date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional conformed copies of such counsel’s legal opinion for the other Underwriters).

(l) Selling Shareholders’ Certificates.  On the First Closing Date, the Representatives shall receive a written certificate executed by each Selling Shareholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1B and 3B of this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, which representation or warranty shall be true and correct) with the same force and effect as though expressly made by such Selling Shareholder on and as of such First Closing Date; and

(ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(m) Selling Shareholders’ Documents.  On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives (a) a copy of the Power of Attorney, (b) a copy of an instruction letter signed by each of the Selling Shareholders authorizing the Company to cause the Offered Shares owned by them to be transferred to be sold in connection with the offering of the Offered Shares and (c) such information, certificates and documents as the Representative may reasonably request.

(n) Additional Documents.  On or before each of the First Closing Date and any Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriter Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6, Section 8 or Section 11, hereof, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters, severally, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and such other Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, up to the $50,000 deposit already received by the Representatives. The Company shall have no obligation to the Representatives or the other Underwriters for out-of-pocket expenses referenced in this Section 7 to the extent that the Representatives and other Underwriters’ out-of-pocket expenses, in the aggregate, exceed $50,000. In the event all such out-of-pocket expenses do not equal or exceed $50,000, the Underwriters shall, as soon as reasonably practicable, pay the Company the difference between the aggregate amount of all such out-of-pocket expenses and $50,000.

8. Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Representatives or the other Underwriters, except that the Company shall be obligated to reimburse the expenses of the Representatives and the other Underwriters to the extent required by Sections 5 and 7 hereof, (b) the Representatives to the Company, except as provided in Section 7, or (c) any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and enforceable and shall survive such termination.

9. Indemnification.

(a) Indemnification of the Underwriter.  Each of the Company and each Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its officers, directors and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, joint or several, as incurred, to which such Underwriter, its officers, directors and employees or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or such Selling Shareholder contained herein; or (iv) in whole or in part upon any failure of the Company or any of its Subsidiaries , or such Selling Shareholder, to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) through (iv) above, provided that neither the Company nor any Selling Shareholder shall be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by an Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse any Underwriter, its officers, directors and employees and each such controlling person for any and all expenses (including the fees and disbursements of counsel for any Underwriter chosen by such Underwriter) as such expenses are reasonably incurred by such Underwriter, officer, director, employee, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and (B) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling such Underwriter if copies of any subsequent preliminary prospectus were timely delivered to the Representatives and a copy of such subsequent preliminary prospectus was not sent or given by or on behalf of the Representatives to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if a court of competent jurisdiction shall have determined by a final non-appealable judgment that the subsequent preliminary prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person, for any legal and other expenses (subject to Section 9(c) hereof) reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Shareholders hereby acknowledges that the only information that the Underwriter has furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under “Commissions and Expenses,” “Lock-Up Agreement” (but excluding the first three sentences thereof), and “Stabilization; Short Positions and Penalty Bids” subheadings under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, including notice of the terms of such settlement, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

10. Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Offered Shares as set forth on such cover page. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall not be required to contribute any amount in excess of the underwriting commissions or discount received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each officer, director and employee of an Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

11. Termination of this Agreement.  Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (a) trading in or listing of any of the Company’s securities shall have been suspended or limited by the Commission or by The NASDAQ Stock Market LLC or trading in securities generally on either The NASDAQ Stock Market LLC or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (b) a general banking moratorium shall have been declared by any federal, New York, Delaware or Minnesota authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States has occurred; or (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (d) in the judgment of the Representatives, there shall have occurred any Material Adverse Change; or (e) the Company shall have sustained a loss by strike, fire, flood, earthquake, storm, accident or other calamity of such character as in the reasonable judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (x) the Company or the Selling Shareholders to the Underwriters, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 5 and Section 7 hereof, (y) the Underwriters to the Company or the Selling Shareholders, or (z) any party hereto to any other party, except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

12. Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase the Common Shares hereunder on either the First or any Second Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds ten percent (10%) of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters or the Company, except as provided in Section 14 (provided that if such default occurs with respect to Offered Shares after the First Closing Date, this Agreement will not terminate as to the Firm Common Shares or the Offered Shares purchased prior to such termination). As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

13. No Advisory or Fiduciary Responsibility.  The Company and the Selling Shareholders acknowledge and agree that: (i) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Selling Shareholder, on the one hand, and the Underwriters, on the other hand, and the Company and each Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its Subsidiaries, affiliates, stockholders, creditors or employees, the Selling Shareholders, or any other party; (iii) no Underwriter has assumed, and will not assume, an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that no Underwriter has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholders, on one hand, and the Underwriters, on the other hand, with respect to the subject matter hereof. The Company and each Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or such Selling Shareholder may have against any Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

14. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and its Subsidiaries, the Selling Shareholders, their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Selling Shareholder, or any of their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

15. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

ThinkEquity Partners LLC and Feltl and Company
As Representatives of the several Underwriters
c/o ThinkEquity Partners LLC
600 Montgomery Street
San Francisco, CA 94111
Attn: Harriet Britt, Chief Compliance Officer

with copies to:

Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, MN 55402
Facsimile: (612) 672-8397
Attn: William M. Mower, Esq.

If to the Company or its Subsidiaries:

Wireless Ronin Technologies, Inc.
14700 Martin Drive
Eden Prairie, MN 55344
Facsimile: (952) 974-7887
Attention: Jeffrey C. Mack

with a copy to:

Briggs and Morgan, P.A.
80 South 8th Street, Suite 2200
Minneapolis, MN 55402
Facsimile: (612) 977-8650
Attention: Avron L. Gordon, Esq.

If to the Selling Shareholder:

Spirit Lake Tribe
P.O. Box 359
Main Street
Fort Totten, ND 58335
Attention: Chairman

with a copy to:

Larry B. Leventhal
319 Ramsey Street
St. Paul, MN 55102
Facsimile: (612) 344-1126

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares from any Underwriter merely by reason of such purchase.

17. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Failure of One of More of the Selling Shareholders to Sell and Deliver Offered Shares.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 7, 9 and 10 hereof, the Company or (in the event that only one of the Selling Shareholders so failed) the other Selling Shareholder, or (ii) purchase the shares which the Company and (in the event that only one of the Selling Shareholders so failed) the other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

19. Governing Law and Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (“RELATED PROCEEDINGS”) MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HENNEPIN COUNTY, MINNESOTA, OR THE COURTS OF THE STATE OF MINNESOTA IN EACH CASE LOCATED IN MINNEAPOLIS OR ST. PAUL, MINNESOTA (COLLECTIVELY, THE “SPECIFIED COURTS”), AND EACH OF THE COMPANY, ITS SUBSIDIARIES AND THE UNDERWRITER IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT (A “RELATED JUDGMENT”), AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE COMPANY, ITS SUBSIDIARIES AND THE UNDERWRITER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

WIRELESS RONIN TECHNOLOGIES, INC.

By:
Jeffrey C. Mack
Chairman, President and Chief Executive Officer

SPIRIT LAKE TRIBE

By: _ _
Name: _ _
Title: _ _

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

THINKEQUITY PARTNERS LLC

By:
Mark L. Moe
Partner

FELTL AND COMPANY, INC.

By:
John C. Feltl
Chief Executive Officer

SCHEDULE A

UNDERWRITERS

Number of Firm
Shares to be
Underwriters	Purchased

ThinkEquity Partners LLC	1,800,000
Feltl and Company, Inc.	1,800,000
Barrington Research Associates, Inc.	400,000
Total	4,000,000

SCHEDULE B

SELLING SHAREHOLDERS

Number of Firm
Selling Shareholders	Shares to be Sold

Spirit Lake Tribe	1,000,000
Total	1,000,000

SCHEDULE 1

SCHEDULE OF FREE WRITING PROSPECTUSES
INCLUDED IN THE DISCLOSURE PACKAGE

EXHIBIT A

FORM OF OPINION OF COUNSEL FOR THE COMPANY

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

          , 2007
ThinkEquity Partners LLC
600 Montgomery Street
San Francisco, CA 94111

Feltl and Company
225 South Sixth Street
Suite 4200
Minneapolis, MN 55402

     Re:  Wireless Ronin Technologies, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned, an owner of record or beneficially, or a pledgee, of common stock, $0.01 par value per share, of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock, understands and acknowledges that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, Form SB-2 (if eligible), or other applicable Form (the “Registration Statement”) for the offer and sale of shares of Common Stock to the public, including shares subject to an over-allotment option to be described in the Registration Statement (collectively, the “Shares”). The undersigned recognizes that the public offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned further understands that the Company, as issuer, and ThinkEquity Partners LLC and Feltl and Company, as the representatives of the underwriters, (the “Representatives”) to be named in that certain proposed underwriting agreement expected to be entered into in connection with the public offering of the Shares (the “Underwriting Agreement”) will be relying upon the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the public offering and in entering into the Underwriting Agreement.

In order to induce the Representatives to proceed with the public offering, the undersigned agrees, for the benefit of the Company and the Representatives, that should such public offering be effectuated, the undersigned will not (and will cause any spouse, domestic partner or minor child or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives (which consent may be withheld in the Representatives’ sole discretion), during the 180 day period commencing on the effective date of the Registration Statement (the “Lock-Up Period”), directly or indirectly:

(i) sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned (or the undersigned’s spouse, domestic partner or minor child or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household) has or hereafter acquires record or beneficial ownership over;

(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise;

(iii) otherwise effect any disposition of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or

(iv) publicly announce an intention to do any of the foregoing.

Notwithstanding the above, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this Agreement.

This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

[Signature Page Follows]

Signature

Please Print Name

For Entity Signature:

Print Name of Entity

By _ _

(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT C

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS